                                                                    EXHIBIT 10.4


                            JANUS CAPITAL GROUP INC.

                AMENDED AND RESTATED DIRECTORS' DEFERRED FEE PLAN

                        ORIGINALLY ADOPTED: JUNE 12, 2000

                       AMENDED AND RESTATED: MAY 12, 2004


                            SECTION 1. ESTABLISHMENT

1.1 ESTABLISHMENT. Janus Capital Group Inc. (hereinafter "Janus" or "Company") hereby establishes, pursuant to resolution adopted by the Compensation Committee of the Board of Directors of the Company, at a meeting held on May 12, 2004, an amended and restated deferred fee plan for members of its Board of Directors, which is known as the "Janus Capital Group Inc. Amended and Restated Directors Deferred Fee Plan" (the "Plan").

                             SECTION 2. DEFINITIONS

2.1 DEFINITIONS. Whenever used in the Plan the following terms shall have the meaning set forth below:

         a.       The term "Board" means the Board of Directors of the Company.

         b. The term "Director" means a member of the Board of Directors of the Company.

         c. The term "Participant" means a Director or former Director who has an account under the Plan.

         d.       The term "Fees" means collectively Monetary Fees and Stock
                  Fees.

         e. The term "Monetary Fees" means direct monetary remuneration from the Company (hereinafter "Monetary Fees") due to the Directors for the discharge of their duties as directors, exclusive of any reimbursement by the Company for expenses incurred by the Director related to attendance at Board meetings or attendance at a meeting of a Board committee.

         f. The term "Stock Fees" means, Restricted Stock awarded under the 1998 Long Term Incentive Stock Plan or any such successor plan (the "LTIP"), such Restricted Stock being treated as Stock Fees as of the date of award if the Restricted Stock is fully vested and as of the vesting date in the case of awards made subject to a vesting schedule.

         g. The term "Dividend Equivalent" means an additional credit to a Participant's Deferred Stock Unit Account in respect of stock units already allocated to the account, and equivalent to the cash, stock or other property dividends on shares of Stock. Dividend Equivalent credits shall be deemed reinvested in additional shares of stock units (or fractions thereof) and shall be added to the number of stock units already credited to the Participant's Deferred Stock Unit Account.

2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                    SECTION 3. ELIGIBILITY FOR PARTICIPATION

A Director shall be eligible for participation in the Plan and may elect to defer Fees to be earned as a Director in accordance with the provisions of this Plan for a period consisting of any calendar year or years during which he is a member of the Board. In the case of a newly elected Director who was not a Director on the preceding December 31st, he shall become eligible for participation for a period consisting of the balance of the calendar year following such election, and for succeeding calendar years.

Notwithstanding the foregoing and Section 4.1, and subject to the Board's approval of the amended and restated Plan, any Director may elect to defer no later than May 12, 2004, all or a portion of any Stock Fees to be earned as a Director for the remaining portion of 2004 in accordance with Section 5.4 of the Plan.

                        SECTION 4. ELECTION TO DEFER FEES

4.1 PROCEDURE FOR ELECTION TO DEFER FEES. On or before December 31st of any calendar year, a Director may elect to become a Participant beginning the following calendar year. Any person elected to fill a vacancy on the Board or a newly created Directorship who was not a Director on the preceding December 31st may elect prior to becoming a Director to become a Participant for the balance of the calendar year during which he was elected to the Board. An election to participate in the Plan shall be effected by the Director submitting a letter so stating to the administrator of the Plan.

4.2 EFFECT OF ELECTION OR FAILURE TO ELECT TO PARTICIPATE. Failure to effect a timely election in accordance with the foregoing provisions shall preclude a Director's participation during the calendar year or portion of the calendar year in question, but shall not preclude the Director from becoming eligible for participation in any subsequent calendar year. An election to commence participation, made in accordance with the foregoing provision, shall be irrevocable for the immediately ensuing calendar year, or the balance of the current year in the case of a newly elected Director. Such election shall continue in effect with respect to each calendar year thereafter until modified in accordance with subsection 4.4.

4.3 AMOUNT DEFERRED.

         a. A Director may defer any amount up to 100% of the Monetary Fees for the calendar year. If less than 100% of the Monetary Fees are deferred, then the amount deferred will be prorated over the Monetary Fees payment periods anticipated to be served by the Director during the calendar year or until the directorship is terminated.

         b. A Director may defer up to 100% of Stock Fees for the calendar year. If less than 100% of the Stock Fees are deferred and such deferral election would result in the deferral of a fractional share, the Director shall be treated as having elected to defer the whole number of shares, less the fraction, that results from the percentage election. In addition, if less than 100% of the Stock Fees are deferred, then the amount deferred will be prorated over the Stock Fees payment periods anticipated to be served by the Director during the calendar year or until the directorship is terminated.

4.4 MODIFICATION OF ELECTION. On or before December 31st of each year a Participant may elect, within the limits of subsection 4.3, to increase or decrease the amount of his Fees to be deferred during the ensuing calendar years, and this election shall include the right to terminate the deferral of Fees earned in such ensuing calendar years.

                          SECTION 5. CREDITING OF FEES

5.1 PARTICIPANTS' ACCOUNTS. The Company shall establish a bookkeeping account for each Participant to be credited as of the date the Monetary Fees and/or Stock Fees are deferred. The Participant's account shall consist of one or two bookkeeping subaccounts, based on the deferral election(s) made by the Participant. Specifically, the company shall establish an "Investment Account" on behalf of a Participant to reflect Monetary Fees deferred, and the Company shall establish a "Deferred Stock Unit Account" on behalf of a Participant to reflect deferred Stock Fees.

5.2 EARNINGS ON ACCOUNTS RELATED TO MONETARY FEES. Earnings shall accrue on deferred Monetary Fees from the date the Monetary Fees are credited to the Participant's Investment Account, and on the earnings on deferred Monetary Fees from the date the earnings are credited to the Investment Account. A Participant shall have the right to request in writing directed to the plan administrator that the rate of earnings shall be determined by reference to the gains and losses on the following hypothetical investments as if an Investment Amount equal to the Participant's account had been invested as follows:

    Percent of the Monetary Fees deferred in the Janus Money Market Fund, and Percent of the Monetary Fees deferred in the Janus Flexible Income Fund, and
      Percent of the Monetary Fees deferred in the Janus Balance Fund, and
            Percent of the Monetary Fees deferred in the Janus Global
                             Opportunities Fund, and
   Percent of the Monetary Fees deferred in the Janus Mid Cap Value Fund, and
          Percent of the Monetary Fees deferred in the Janus Fund, and Percent of the Monetary Fees deferred in the Janus Overseas Fund, and
    Percent of the Monetary Fees deferred in the Janus Small Cap Value Fund.*

                   [*Elections into the Janus Small Cap Value
                      Fund are only available for existing
                                  Participants]

PROVIDED, HOWEVER; the plan administrator shall not be obligated to follow such Participant's request, and shall be able to decide to continue to determine earnings by reference to an investment in the Janus Money Market Fund, if the plan administrator in its sole discretion reasonably determines that the Participant's request is contrary to the Plan, applicable securities laws, or the terms governing an investment in one or more of the mutual funds.

5.3 SPECIAL ONE TIME ELECTION. Provided the reallocation election is submitted to the Company on or before May 12, 2004, an existing Participant shall be permitted to change the investment measure for his or her existing Investment Account by reallocating the amounts credited to the account among the hypothetical investments listed in Section 5.2.

5.4 RESTRICTED STOCK UNITS RELATED TO STOCK FEES. Stock Fees deferred by a Participant shall be converted to stock units representing the same number of shares of the Company's common stock, $.01 par value ("Stock"), and shall be credited to the Participant's Deferred Stock Unit Account. Thereafter the value of stock units credited to the Deferred Stock Unit Account shall increase or decrease to reflect allocable returns and losses as a bookkeeping entry to the same extent as Stock. The Participant also shall be credited with Dividend Equivalents on the stock units allocated to his or her Deferred Stock Unit Account to the extent of dividends issued on Stock, provided the record date of such dividend is on or after the date as of which stock units have been credited to the Participant. Dividend Equivalent credits shall themselves be converted to stock units (or a fraction thereof) and shall be credited accordingly to the Participant's Deferred Stock Unit Account.

        SECTION 6. DISTRIBUTION UPON CESSATION AS DIRECTOR OF THE COMPANY

6.1 DISTRIBUTIONS.

         A. MONETARY FEES DISTRIBUTION. Whenever a Participant ceases to be a Director of the Company, the plan administrator shall exercise its sole discretion in electing one of the following methods of distributing the value of the Participant's Investment Account in cash:

                  1. INSTALLMENT METHOD. The value of the Participant's Investment Account as of the end of the calendar year in which a Participant ceases to be a Director shall be distributed to the Participant in annual installments over a ten-year period beginning with the first day of the year immediately following the year in which the Participant ceases to be a Director. The interest credited to the Participant's Investment Account pursuant to subsection 5.2 shall be included in the calculation of the value of the Participant's account for distribution purposes. The value of the Participant's Investment Account shall be divided into ten equal amounts, each such amount being a principal installment. The principal installments shall accrue earnings in the same manner as an account pursuant to subsection 5.2. The Company shall distribute to the Participant, annually, one principal installment, and all earnings accrued on such principal installment, such distributions to continue until all principal installments have been distributed. Upon completion of the distributions provided for above, the Participant's account shall be closed.

                  2. SINGLE PAYMENT METHOD. The value of the Participant's Investment Account shall be distributed to the Participant in a lump sum within one year after the date upon which the Participant ceases to be a Director. The earnings on the Participant's account pursuant to subsection 5.2 shall be included in the calculation of the value of the Participant's account for distribution purposes. Upon delivery of the lump sum payment provided for above, the Participant's Investment Account shall be closed.

         B. STOCK FEES DISTRIBUTION. The value of the Participant's Deferred Stock Unit Account shall be distributed to the Participant in a lump sum in Stock within one year after the date upon which the Participate ceases to be a Director. Notwithstanding the preceding, any fractional stock unit credited to the Participant's Deferred Stock Unit Account shall be distributed as cash. Upon delivery of the lump sum payment consisting of Stock and cash in lieu of fractional stock units provided for above, the Participant's Deferred Stock Unit Account shall be closed.

            SECTION 7. DISTRIBUTION UPON EXTRAORDINARY CIRCUMSTANCES

7.1 DEATH OF DIRECTOR OR FORMER DIRECTOR. Each Participant may designate one or more beneficiaries on a form provided by the plan administrator and delivered to the plan administrator before his death. Each Participant may change his beneficiary designation thereafter without the consent of any prior beneficiary by a similar written designation delivered to the plan administrator before the Participant's death. If no such beneficiary shall have been designated or if no designated beneficiary shall survive the Participant's death, then any part or all of the balance of the Participant's account may be paid to the Participant's estate. Any remaining installment payments due a Participant at the time of his death may be paid at such time or times as directed by the Board in its sole discretion to the Participant's beneficiary or beneficiaries, if the Participant has designated one or more beneficiaries on the form described in this Section 7.1, or, if no beneficiary has been designated, or if no designated beneficiary shall survive the Participant, to the Participant's estate.

7.2 FINANCIAL HARDSHIP OF A PARTICIPANT CAUSED BY A MEDICAL EMERGENCY OR DISABILITY. Upon the determination by the Board that a Participant, or a member of the Participant's immediate family, has suffered a medical emergency or disability which has resulted in a financial hardship for the Participant, then the Board may, in its sole discretion, direct that some or all of the Participant's account be paid to the Participant; PROVIDED, that the amount paid to the Participant shall not exceed the amount determined by the Board to be necessary to relieve the financial hardship caused by the medical emergency or disability. The Board may require the Participant to provide any expert medical or financial information or opinions that the Board deems necessary to arrive at a determination.

7.3 LOSS OF PRINCIPAL RESIDENCE OF A PARTICIPANT. Upon the determination by the Board that a Participant's principal residence, that being the personal residence at which he spends a majority of his time, has been damaged or destroyed by accident or natural causes, then the Board may, in its sole discretion, direct that some or all of the Participant's account be paid to the Participant; PROVIDED, that the amount paid to the Participant shall not exceed the amount determined by the Board to be necessary to relieve the financial hardship caused by the loss of or damage to the principal residence. The Board may require the Participant to provide any expert opinion or financial information that the Board deems necessary to arrive at a determination.

7.4 FINANCIAL HARDSHIP OF A PARTICIPANT CAUSED BY OTHER UNANTICIPATED EVENTS. Upon the determination by the Board that a Participant has suffered or will suffer a severe financial hardship because of unanticipated circumstances caused by an event beyond the reasonable control of such Participant, the Board may, in its sole discretion, direct that some or all of the Participant's account be paid to the Participant; PROVIDED, that the amount paid to the Participant shall not exceed the amount determined by the Board to be necessary to relieve the financial hardship. The Board may require the Participant to provide any expert opinion or financial information that the Board deems necessary to arrive at an opinion.

7.5 SPECIAL PROVISIONS. Payments made pursuant to Sections 7.2 through 7.4 during a Section 6.1(a)(1) ten-year distribution shall be deemed to have been made from the last principal installment or installments to be made and the earnings credited to such installment or installments.

         For purposes of Sections 6.1, 7.2, 7.3 and 7.4, the Board shall not include the Participant if the Participant is a Director.

               SECTION 8. TRANSFERS FROM RETIREMENT PLAN ACCOUNTS

8.1 TRANSFERRED AMOUNTS. On July 13, 2000, this Plan shall accept a transfer of accrued benefits from the retirement plan accounts of the Kansas City Southern Industries, Inc. Directors Deferred Fee Plan (the "KCSI Deferred Fee Plan") relating to Directors who are leaving their respective directorships at KCSI or who are retired as a KCSI Director and who become Directors of Stilwell and continue as Directors after such date. For each Participant with a retirement plan account balance in the KCSI Deferred Fee Plan to be transferred to this Plan, the Company shall establish a bookkeeping account ("Stilwell retirement plan account") separate from the accounts established pursuant to Section 5.1 above. The amount in each Participant's Stilwell retirement plan account shall earn a return determined by reference to the gains and losses on a hypothetical investment as if an amount equal to the Participant's Stilwell retirement plan account had been invested in Company common stock, with a starting value for such common stock equal to the mean between the high and low for such common stock as reported on the New York Stock Exchange for the date of transfer referenced above. When the Participant ceases to be a Director due to retirement or for any other reason, the balance in the Participant's retirement plan account as of the Director's last day of service as a Director shall be paid to the Director within 30 days. The Director, or his designated beneficiary or estate, as the case may be, shall have the election to receive the Stilwell retirement plan account balance in either Company common stock, valued at the mean between the high and low prices reported by the New York Stock Exchange for such stock on the Participant's last day as a Director, or in cash.

8.2 OTHER PROVISIONS. The provisions of this Plan other than Sections 3, 4, 5 and 6 shall be applicable to amounts transferred to this Plan in accordance with
Section 8.1.

  SECTION 9. DISSOLUTION. LIQUIDATION, MERGER, CONSOLIDATION AND SALE OF ASSETS

9.1 DISSOLUTION OR LIQUIDATION OF COMPANY. Notwithstanding anything herein to the contrary, upon the dissolution or liquidation of the Company, each Participant who is a Director of the Company on the day preceding the date of the dissolution or liquidation shall be deemed to have ceased to be a Director of the Company on the date preceding such dissolution or liquidation. The accounts of all Participants shall be valued and distributed in lump sums at the time of such liquidation.

9.2 MERGER, CONSOLIDATION, AND SALE OF ASSETS. Notwithstanding anything herein to the contrary, in the event that the Company consolidates with, merges into, or transfers all or substantially all of its assets to another corporation (hereinafter referred to as "Successor Corporation"), such Successor Corporation shall assume all obligations under this Plan. Upon such assumption, the Board of Directors of the Successor Corporation shall be substituted for the Board in this Plan.

                       SECTION 10. RIGHTS OF PARTICIPANTS

10.1 RIGHTS OF PARTICIPANTS. No Participant nor any Participant's estate or heirs shall have any interest in any fund or in any specific asset or assets of the Company by reason of any payments made under the Plan, or by reason of any account maintained for the Participant under the Plan. The Company shall have merely a contractual obligation to make payments when due hereunder and the Company shall not hold any funds in reserve or trust to secure payments hereunder.

10.2 ALIENATION OF BENEFITS. No Participant nor any Participant's estate or heirs may assign, pledge or in any way encumber his interest under the Plan, or any part thereof. Neither the Company nor the Plan shall in any manner be liable for or subject to the debts or liabilities of any person entitled to payment under the Plan.

10.3 NO RIGHT TO SERVICE. Nothing contained in this Plan shall be deemed to give any Director the right to be retained in the service of the Company or to interfere with the right of the Company to remove or seek the resignation of any Director at any time without regard to the effect that such removal or resignation may have upon the Director under the Plan.

10.4 UNFUNDED PLAN. The Plan shall be an unfunded, unsecured obligation of the Company. The Company shall not be required to segregate any assets to provide payment of accounts, and the Plan shall not be construed as providing for such segregation. Any liability of the Company to any Participant or beneficiary with respect to the payment of accounts shall be based solely upon any contractual obligations created by the Plan. Any such obligation shall not be deemed to be secured by any pledge or other encumbrance or any Company property.

                    SECTION 11. ADMINISTRATION AND AMENDMENT

11.1 ADMINISTRATION. The Board may designate an administrator of the Plan. Absent designation of an administrator by the Board, the Secretary of the Company shall administer the Plan. The Board may, from time to time, establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan.

11.2 COORDINATION WITH LTIP. The provisions of this Plan applicable to Stock Fees and Deferred Stock Unit Accounts document the rules and procedures of the Compensation Committee of the Board relating to the deferral of Director Restricted Stock awards, as required by Article 12 of the LTIP.

11.3 AMENDMENT. Subject to applicable laws and regulations, this Plan may be amended by a favorable vote of two-thirds of the members of the Board who are not Participants in the Plan or, in the event all Directors are Participants, by a favorable vote of a majority of the stockholders present or represented and voting at an annual or special meeting of the stockholders.

         IN WITNESS WHEREOF, this Amended and Restated Plan has been duly executed as of this 12th day of May, 2004.


                                    JANUS CAPITAL GROUP INC.

                                    By: /s/ Steven L. Scheid
                                        ----------------------------------------
                                        Steven L. Scheid
                                        Chairman of the Board and CEO